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                                                                      Exhibit 11

                        NEW YORK COMMUNITY BANCORP, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------

                                                                 Three Months Ended                      Nine Months Ended
                                                                    September 30,                          September 30,
(in thousands, except per share data)                           2002            2001                    2002           2001
------------------------------------------------------------------------------------------------------------------------------
Net income                                                    $ 60,358        $  15,607              $  164,808      $  61,946

Weighted average common shares outstanding                     103,699           85,250                 101,347         68,862
                                                              ========        =========              ==========      =========

Earnings per common share                                     $   0.58        $    0.18              $     1.63      $    0.90
                                                              ========        =========              ==========      =========

Weighted average common shares outstanding                     103,699           85,250                 101,347         68,862

Additional dilutive shares using average market
   value for the period when utilizing the treasury
   stock method regarding stock options                          1,079            2,418                   1,007          1,970
                                                              --------        ---------              ----------      ---------

Total shares for diluted earnings per share                    104,778           87,668                 102,354         70,832
                                                              ========        =========              ==========      =========

Diluted earnings per common share
   and common share equivalents                               $   0.58        $    0.18              $     1.61      $    0.87
                                                              ========        =========              ==========      =========
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